UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018
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Travelzoo
(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 37th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 484-4900
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other Events

On June 7, 2018, Travelzoo entered into an option agreement with Ciprian Morar, a consultant performing services for Travelzoo. The option grant was unanimously approved by the Compensation Committee of Travelzoo's Board of Directors. Mr. Morar received options to purchase 100,000 shares of Travelzoo's common stock over a three year period. 20,000 options vested on June 8, 2018. 30,000 shares will vest no later than July 31, 2018 only if certain performance targets are met. 50,000 shares will vest no later than June 30, 2019 only if certain performance targets are met.

The information set forth above relating to the option agreement between Travelzoo and Mr. Morar is qualified in its entirety by reference to the full text of the agreement, which is filed as an exhibit to this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO

Date:	June 14, 2018	By:	/s/ Glen Ceremony
Glen Ceremony Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.21	Non-qualified option agreement between Travelzoo and Ciprian Morar, dated June 7, 2018